Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-235793
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per security	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
8.25% Senior Notes due 2028	$57,500,000	100%	$57,500,000	$5,330.25

(1)
Includes $7.5 million aggregate principal amount of senior notes issuable upon exercise of the underwriters’ option to purchase additional senior notes.

(2)
Payment of the registration fee at the time of filing of the registration statement on Form S-3ASR (File No. 333-235793) of Tellurian Inc. (“Tellurian”) filed with the Securities and Exchange Commission (the “SEC”) on January 3, 2020, as amended by the post-effective amendment filed on April 28, 2020 (as amended, the “Tellurian Form S-3”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Tellurian Form S-3. These filing fees are calculated and being paid pursuant to Rule 457(r) under the Securities Act and relate to the Tellurian Form S-3.

PROSPECTUS SUPPLEMENT
(to Prospectus dated April 28, 2020)
$50,000,000
Tellurian Inc.
8.25% Senior Notes due 2028
We are offering $50,000,000 principal amount of our 8.25% Senior Notes due 2028 (the “Notes”), pursuant to this prospectus supplement and the accompanying prospectus. We have granted the underwriters an option to purchase up to an additional $7,500,000 aggregate principal amount of Notes within 30 days from the date of this prospectus supplement. Interest on the Notes will accrue from November 10, 2021 and will be paid quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing on January 31, 2022, and at maturity. The Notes will mature on November 30, 2028. We may redeem the Notes for cash in whole or in part at any time at our option (i) on or after November 30, 2023 and prior to November 30, 2024, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after November 30, 2024 and prior to November 30, 2025, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (iii) on or after November 30, 2025 and prior to November 30, 2026, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iv) on or after November 30, 2026 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, we may redeem the Notes, in whole or in part, at any time before November 30, 2023 at a redemption price equal to 100% of the principal amount of the Notes plus an applicable make-whole premium set forth in this prospectus supplement. See “Description of the Notes — Optional Redemption.” The Notes will be issued in denominations of $25 and in integral multiples thereof.
The Notes will be our senior unsecured obligations and will rank equal in right of payment with all of our future senior unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated in right of payment to all of our future secured indebtedness, and the Notes will be structurally subordinated to all future indebtedness (including trade payables) of our subsidiaries.
Investing in our Notes involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and in the documents we incorporate by reference into this prospectus supplement to read about important facts you should consider before buying our Notes.
	Per Note	Total(1)
Public offering price	$25.000	$50,000,000
Underwriting discounts and commissions(2)	$0.875	$1,750,000
Proceeds, before expenses, to us(2)	$24.125	$48,250,000

(1)
Assumes no exercise of the underwriters’ option described above.

(2)
We have also agreed to pay a structuring and advisory fee to B. Riley Securities, Inc. See “Underwriting” on page S-34 of this prospectus supplement for a description of all underwriting compensation payable in connection with this offering.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the Notes to the purchasers in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants on or about November 10, 2021.
Book-Running Managers
B. Riley Securities	Ladenburg Thalmann	William Blair
Lead Manager
EF Hutton,
division of Benchmark Investments, LLC
Co-Managers
Aegis Capital Corp.	Boenning & Scattergood	Colliers Securities LLC
Newbridge Securities Corporation	Revere Securities LLC
Wedbush Securities	Ziegler
Prospectus Supplement dated November 5, 2021

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. We provide information to you about this offering in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering and (2) the accompanying base prospectus, which provides general information regarding us, our securities, and other information, some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.
You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
We are not making an offer to sell nor a solicitation of an offer to buy our Notes in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.
Unless otherwise stated, information in this prospectus supplement assumes that the underwriters will not exercise their option to purchase additional Notes.
In this prospectus supplement, references to “Tellurian,” the “Company,” “we,” “us” or “our” refer to Tellurian Inc. and its subsidiaries, unless the context suggests otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov and at our website at http://www.tellurianinc.com. However, information on our website will not be considered a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 24, 2021;

•
the information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2021 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021 filed with the SEC on May 5, 2021, August 3, 2021 and November 3, 2021, respectively;

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our Current Reports on Form 8-K filed with the SEC on April 1, 2021, May 5, 2021, May 27, 2021, June 3, 2021, June 9, 2021, July 12, 2021, July 29, 2021, August 6, 2021, August 31, 2021, September 22, 2021, October 4, 2021 and October 22, 2021; and

•
the description of our common stock contained in our Current Report on Form 8-K filed with the SEC on June 26, 2013, as superseded by the disclosures in “Description of Our Capital Stock” in the accompanying base prospectus, and any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying base prospectus and shall be a part hereof from the date of filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.
We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our corporate secretary at the following address, telephone number, facsimile number and e-mail address:
Tellurian Inc.
Attention: Corporate Secretary
1201 Louisiana Street, Suite 3100
Houston, Texas 77002
Telephone No.: (832) 962-4000
Facsimile No.: (832) 962-4055
E-mail: CorpSec@tellurianinc.com
Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus supplement.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
The information in this prospectus supplement, including information in documents incorporated by reference in this prospectus supplement, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “continue,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements. These forward-looking statements relate to, among other things:
•
our businesses and prospects and our overall strategy;

•
planned or estimated capital expenditures;

•
our ability to grow our upstream operations;

•
availability of liquidity and capital resources;

•
our ability to obtain additional financing as needed and the terms of financing transactions, including for the Driftwood Project;

•
revenues and expenses;

•
progress in developing our projects and the timing of that progress;

•
future values of our projects or other interests, operations or rights; and

•
government regulations, including our ability to obtain, and the timing of, necessary governmental permits and approvals.

Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. These risks and uncertainties are described in the “Risk Factors” sections of this prospectus supplement and our filings with the SEC incorporated by reference in this prospectus supplement and include such factors as:
•
the uncertain nature of demand for and price of natural gas and liquefied natural gas (“LNG”);

•
risks related to shortages of LNG vessels worldwide;

•
technological innovation which may render our anticipated competitive advantage obsolete;

•
risks related to a terrorist or military incident involving an LNG carrier;

•
changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities;

•
governmental interventions in the LNG industry, including increases in barriers to international trade;

•
uncertainties regarding our ability to maintain sufficient liquidity and attract sufficient capital resources to implement our projects;

•
our limited operating history;

•
our ability to attract and retain key personnel;

•
risks related to doing business in, and having counterparties in, foreign countries;

•
our reliance on the skill and expertise of third-party service providers;

•
the ability of our vendors to meet their contractual obligations;

•
risks and uncertainties inherent in management estimates of future operating results and cash flows;

•
our ability to maintain compliance with our debt arrangements and other agreements;

•
the potential discontinuation of the London Inter-Bank Offered Rate (LIBOR);

•
changes in competitive factors, including the development or expansion of LNG, pipeline and other projects that are competitive with ours;

•
development risks, operational hazards and regulatory approvals;

•
our ability to enter into and consummate planned financing and other transactions;

•
risks related to pandemics or disease outbreaks;

•
risks of potential impairment charges and reductions in our reserves; and

•
risks and uncertainties associated with litigation matters.

The forward-looking statements in this prospectus supplement speak as of the date hereof. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement, the accompanying base prospectus and any related free writing prospectus carefully, including the information referred to in the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus is a part.
Our Business
We intend to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide (the “Business”). We are developing a portfolio of natural gas, LNG marketing, and infrastructure assets that includes an LNG terminal facility (the “Driftwood terminal”), an associated pipeline (the “Driftwood pipeline”), and other related pipelines. The Driftwood terminal and the Driftwood pipeline are collectively referred to as the “Driftwood Project.” Our existing natural gas assets consist of 9,750 net acres and interests in 74 producing wells located in the Haynesville Shale trend of northern Louisiana. Our Business may be developed in phases.
As part of our execution strategy, we will consider partnering with third parties across the natural gas value chain. We are also pursuing activities such as direct sales of LNG to global counterparties, the acquisition of additional upstream acreage, the drilling of new wells on our existing or newly acquired upstream acreage and trading LNG. As discussed in “Recent Developments” below, we have entered into four LNG sale and purchase agreements with three unrelated purchasers, completing the planned sales for plants one and two of the Driftwood Project (“Phase 1”). We are currently focused on securing financing for the construction of Phase 1.
We continue to evaluate, and discuss with potential partners, the scope and other aspects of our Business in light of the evolving economic environment, needs of potential partners and other factors. How we execute our Business will be based on a variety of factors, including the results of our continuing analysis, changing business conditions and market feedback.
Recent Developments
We have entered into four 10-year LNG sale and purchase agreements with three unrelated purchasers covering an aggregate of 9.0 million tonnes per annum of LNG, with prices linked to the Japan Korea Market (“JKM”) and Dutch Transfer Title Facility (“TTF”) indexes, netted back for transportation charges. The LNG would be delivered free on board from the Driftwood Project. Based on JKM and TTF one-year strip prices quoted by S&P Global Platts and Intercontinental Exchange, Inc., respectively, as of September 30, 2021, the agreements with the three purchasers represent an aggregate of $73.0 billion in estimated revenue over their ten-year terms.
Our Company
The Company was founded in 1957 and incorporated in Delaware in 1967 as Magellan Petroleum Corporation. We changed our corporate name to Tellurian Inc. shortly after completing a merger transaction with Tellurian Investments Inc., a Delaware corporation, in February 2017. Our common stock is listed on the NYSE American. It currently trades under the ticker symbol “TELL.”
Our principal executive offices are located at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002, and our telephone number is (832) 962-4000. We maintain a website at http://www.tellurianinc.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our Notes in this offering.

THE OFFERING
The following summary contains basic information about the Notes and the offering and is not intended to be complete. It does not contain all the information that may be important to you. See “Underwriting” in this prospectus supplement for a more detailed description of the terms and conditions of the underwriting agreement and the offering. For a more detailed description of the terms of the Notes, see “Description of the Notes” section in this prospectus supplement.
Issuer
Tellurian Inc.
Notes offered
$50,000,000 aggregate principal amount of 8.25% Senior Notes due 2028 (or $57,500,000 aggregate principal amount of 8.25% Senior Notes due 2028 if the underwriters exercise their option to purchase additional Notes in full).
Offering price
100% of the principal amount.
Maturity
The Notes will mature on November 30, 2028, unless redeemed prior to maturity.
Interest rate and payment dates
8.25% interest per annum on the principal amount of the Notes, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing on January 31, 2022, and at maturity.
Guarantors
None.
Ranking
The Notes will be our senior unsecured obligations and will rank equal in right of payment with all of our future senior unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated to all of our future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness (including trade payables) of our subsidiaries.
The indenture governing the Notes will not limit the amount of indebtedness that we or our subsidiaries may incur or whether any such indebtedness can be secured by our assets.
Optional redemption
We may redeem the Notes for cash in whole or in part at any time at our option (i) on or after November 30, 2023 and prior to November 30, 2024, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after November 30, 2024 and prior to November 30, 2025, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (iii) on or after November 30, 2025 and prior to November 30, 2026, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iv) on or after November 30, 2026 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, we may redeem the Notes, in whole or in part, at any time before November 30, 2023 at a redemption price equal to 100% of the principal amount of the Notes plus an applicable make-whole premium set forth in this prospectus supplement.

Sinking fund
The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity).
Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes, including the potential acquisition of upstream assets. See “Use of Proceeds.”
Events of default
Events of default generally will include failure to pay principal, failure to pay interest, failure to observe or perform any other covenant or warranty in the Notes or in the indenture, and certain events of bankruptcy, insolvency or reorganization. See “Description of the Notes — Events of Default.”
Certain covenants
The indenture that governs the Notes will contain certain covenants, including, but not limited to, restrictions on our ability to merge or consolidate with or into any other entity. See “Description of the Notes — Covenants.”
No financial covenants
The indenture relating to the Notes will not contain financial covenants.
Additional notes
We may create and issue additional notes ranking equally and ratably with the Notes in all respects, so that such additional notes will constitute and form a single series with the Notes and will have the same terms as to status, redemption or otherwise (except the price to public, the issue date and, if applicable, the initial interest accrual date and the initial interest payment date) as the Notes; provided that if any such additional notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers.
Defeasance
The Notes are subject to legal and covenant defeasance by us. See “Description of the Notes — Defeasance” for more information.
Listing
The Notes have been approved for listing on the NYSE American under the symbol “TELZ.” We expect trading in the Notes on the NYSE American to begin within five business days of the original issue date.
Form and denomination
The Notes will be issued in book-entry form in denominations of $25 and integral multiples thereof. The Notes will be represented by a permanent global certificate deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Trustee
The Bank of New York Mellon Trust Company, N.A.
Governing law
The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Risk factors
An investment in the Notes involves significant risks. Please refer to “Risk Factors” beginning on page S-10 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in the Notes.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in the “Risk Factors” sections of the documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus. If any of the events described in such “Risk Factors” disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.
Risks Related to Our Business
Tellurian will be required to seek additional debt and/or equity financing in the future to complete the Driftwood Project and to grow its other operations, and may not be able to secure such financing on acceptable terms, or at all.
Tellurian will be unable to generate any significant revenue from the Driftwood Project for multiple years, and expects cash flow from its other lines of business to be modest for an extended period as it focuses on the development and growth of these businesses. Tellurian will, therefore, need substantial amounts of additional financing to execute its business plan. There can be no assurance that Tellurian will be able to raise sufficient capital on acceptable terms, or at all. If such financing is not available on satisfactory terms or is not available at all, Tellurian may be required to delay, scale back or cancel the development of business opportunities, and this could adversely affect its operations and financial condition to a significant extent. Tellurian intends to pursue a variety of potential financing transactions, and we do not know whether, and to what extent, potential sources of financing will find the terms we propose acceptable. In addition, potential sources of financing may conclude that the terms of our commercial agreements are not attractive enough to justify an investment. In addition, debt or preferred equity financing, if obtained, may involve agreements that include liens or restrictions on Tellurian’s assets and covenants limiting or restricting our ability to take specific actions, such as paying dividends or making distributions, incurring additional debt, acquiring or disposing of assets or increasing expenses. Debt financing would also be required to be repaid regardless of Tellurian’s operating results. Obtaining financing through additional issuances of common stock or other equity securities would impose fewer restrictions on our future operations but would be dilutive to the interests of existing stockholders.
Cyclical or other changes in the demand for and price of LNG and natural gas may adversely affect Tellurian’s LNG business and the performance of our customers and could lead to the reduced development of LNG projects worldwide.
Tellurian’s plans and expectations regarding its business and the development of domestic LNG facilities and projects are generally based on assumptions about the future price of natural gas and LNG and the conditions of the global natural gas and LNG markets. Natural gas and LNG prices have been, and are likely to remain in the future, volatile and subject to wide fluctuations that are difficult to predict. Such fluctuations may be caused by various factors, including, but not limited to, one or more of the following:
•
competitive liquefaction capacity in North America;

•
insufficient or oversupply of natural gas liquefaction or receiving capacity worldwide;

•
insufficient or oversupply of LNG tanker capacity;

•
weather conditions;

•
reduced demand and lower prices for natural gas, including as a result of the COVID-19 pandemic or similar events and related economic disruptions;

•
increased natural gas production deliverable by pipelines, which could suppress demand for LNG;

•
decreased oil and natural gas exploration activities, which may decrease the production of natural gas;

•
cost improvements that allow competitors to offer LNG regasification services or provide natural gas liquefaction capabilities at reduced prices;

•
changes in supplies of, and prices for, alternative energy sources such as coal, oil, nuclear, hydroelectric, wind and solar energy, which may reduce the demand for natural gas;

•
changes in regulatory, tax or other governmental policies regarding imported or exported LNG, natural gas or alternative energy sources, which may reduce the demand for imported or exported LNG and/or natural gas;

•
political conditions in natural gas producing regions; and

•
cyclical trends in general business and economic conditions that cause changes in the demand for natural gas.

Adverse trends or developments affecting any of these factors could result in decreases in the price of LNG and/or natural gas, which could materially and adversely affect the performance of our customers and could have a material adverse effect on our business, contracts, financial condition, operating results, cash flows, liquidity and prospects. The revenue assumptions for the LNG sale agreements discussed in “Summary — Recent Developments” are based on recent market prices; actual prices, and therefore revenues actually received, will vary. The profitability of those agreements for us will depend in part on the relationship between the costs we incur in producing or purchasing natural gas and the then-current index prices when sales occur. An adverse change in that relationship, whether resulting from an increase in our costs, a decline in the index prices or both, could make sales under the agreements less profitable or could require us to sell at a loss.
Risks Related to this Offering
We may be able to incur substantially more debt, which could have important consequences to you.
We may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the Notes will not prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the Notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization or dissolution. This may have the effect of reducing the amount of proceeds paid to you. Incurrence of additional debt would also further reduce the cash available to invest in operations, as a result of increased debt service obligations. If new debt is added to our current debt levels, the related risks that we now face could intensify.
Our level of indebtedness could have important consequences to you, because
•
it could affect our ability to satisfy our financial obligations, including those relating to the Notes;

•
a substantial portion of our cash flows from operations would have to be dedicated to interest and principal payments and may not be available for operations, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•
it may impair our ability to obtain additional debt or equity financing in the future;

•
it may limit our ability to refinance all or a portion of our indebtedness on or before maturity;

•
it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

•
it may make us more vulnerable to downturns in our business, our industry or the economy in general.

Our operations may not generate sufficient cash to enable us to service our debt. If we fail to make a payment on the Notes, we could be in default on the Notes, and this default could cause us to be in default on other indebtedness, to the extent outstanding. Conversely, a default under any other indebtedness, if not waived, could result in acceleration of the debt outstanding under the related agreement and entitle the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. In addition, such default or acceleration may result in an event of default and acceleration of other indebtedness of the Company, entitling the holders thereof to bring suit for the enforcement thereof or exercise other remedies provided thereunder. If a judgment is obtained by any such holders, such holders could seek to collect on such judgment from the assets of the Company. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us.
However, no event of default under the Notes would result from a default or acceleration of, or suit, other exercise of remedies or collection proceeding by holders of, our other outstanding debt, if any. As a result, all or substantially all of our assets may be used to satisfy claims of holders of our other outstanding debt, if any, without the holders of the Notes having any rights to such assets. The indenture governing the Notes will not restrict our ability to incur additional indebtedness.
The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness that we may incur in the future.
The Notes will not be secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes will be effectively subordinated to any secured indebtedness that we or our subsidiaries may incur in the future (or any indebtedness that is initially unsecured to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. The indenture governing the Notes will not prohibit us or our subsidiaries from incurring additional secured (or unsecured) indebtedness in the future. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any future secured indebtedness of us or our subsidiaries may assert rights against the assets pledged to secure that indebtedness and may consequently receive payment from these assets before they may be used to pay other creditors, including the holders of the Notes.
The Notes will be structurally subordinated to any indebtedness and other liabilities of our subsidiaries.
The Notes are obligations exclusively of Tellurian Inc. and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes, and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. Therefore, in any bankruptcy, liquidation or similar proceeding, all claims of creditors (including trade creditors) of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes will be structurally subordinated to any indebtedness and other liabilities (including trade payables) of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. The indenture governing the Notes will not prohibit us or our subsidiaries from incurring additional indebtedness in the future. In addition, future debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral.
The indenture under which the Notes will be issued will contain limited protection for holders of the Notes.
The indenture under which the Notes will be issued will offer limited protection to holders of the Notes. The terms of the indenture and the Notes will not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to
•
issue debt securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries;

•
pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities subordinated in right of payment to the Notes;

•
sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•
enter into transactions with affiliates;

•
create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•
make investments; or

•
create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the indenture will not include any protection against certain events, such as a change of control, a leveraged recapitalization or “going private” transaction (which may result in a significant increase of our indebtedness levels), restructuring or similar transactions. Furthermore, the terms of the indenture and the Notes will not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity. Also, an event of default or acceleration under our other indebtedness, if any, would not necessarily result in an “Event of Default” under the Notes.
Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.
Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.
An increase in market interest rates could result in a decrease in the value of the Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase the Notes, and the market interest rates subsequently increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.
An active trading market for the Notes may not develop, which could limit the market price of the Notes or your ability to sell them.
The Notes are a new issue of debt securities for which there currently is no trading market. The Notes have been approved for listing on the NYSE American under the symbol “TELZ.” We expect trading in the Notes on the NYSE American to begin within five business days of the original issue date. We cannot provide any assurances that an active trading market will develop for the Notes or that you will be able to sell your Notes. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. The underwriters have advised us that they may make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.
In addition, there may be a limited number of buyers when you decide to sell your Notes. This may affect the price, if any, offered for your Notes or your ability to sell your Notes when desired or at all.

We may issue additional Notes.
Under the terms of the indenture governing the Notes, we may from time to time without notice to, or the consent of, the holders of the Notes, create and issue additional notes which will be equal in rank to the Notes.
Any rating for the Notes could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency.
We have obtained a rating for the Notes. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold the Notes. Ratings do not reflect market prices or suitability of a security for a particular investor and the rating of the Notes may not reflect all risks related to us and our business, or the structure or market value of the Notes. We may elect to issue other securities for which we may seek to obtain a rating in the future. If we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Notes.
We will have broad discretion in the use of the net proceeds from the offering contemplated by this prospectus supplement and, despite our efforts, we may use such proceeds in a manner that does not improve our operating results or increase the value of your investment.
We currently anticipate that the net proceeds from the offering contemplated by this prospectus supplement will be used as described in “Use of Proceeds.” However, we have not determined the specific use of the net proceeds from the offering contemplated by this prospectus supplement. Our management will have broad discretion over the use and investment of those funds, and, accordingly, investors will need to rely upon the judgment of our management with respect to the use of such proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. We are pursuing potential acquisitions of revenue-producing assets and may use all or part of the proceeds of this offering to facilitate one or more such acquisitions and/or to expand our current upstream development efforts. Our ability to pay interest and principal on the Notes when due will be significantly affected by our ability to achieve success in these initiatives.

USE OF PROCEEDS
We estimate that our net proceeds from this offering, after deducting underwriting discounts and commissions, the structuring and advisory fee and estimated offering expenses, will be approximately $47.1 million (or approximately $54.2 million if the underwriters exercise their option to purchase up to an additional $7.5 million aggregate principal amount of Notes in full).
The net proceeds will be used for general corporate purposes, including the potential acquisition of upstream assets. Pending the application of the net proceeds from this offering, we intend to invest such proceeds in short-and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
We will bear all of the expenses of this offering, and such expenses will be paid out of our general funds.

CAPITALIZATION
The following table sets forth our capitalization and cash position as of September 30, 2021 on:
•
an actual basis; and

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an as-adjusted basis to give effect to the issuance and sale of $50,000,000 aggregate principal amount of Notes in this offering (assuming no exercise of the underwriters’ option to purchase an additional $7,500,000 aggregate principal amount of Notes), after deducting underwriting discounts and commissions and the structuring and advisory fee but before deducting estimated offering expenses payable by us.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our financial statements and the accompanying notes, incorporated by reference into this prospectus supplement and the accompanying prospectus and “Use of Proceeds” in this prospectus supplement.
	As of September 30, 2021
($ in thousands)	Actual	As Adjusted
	(unaudited)	(unaudited)
Cash and cash equivalents	$210,812	$258,212
Debt	$—	$47,500
Stockholders’ equity	359,201	359,201
Total capitalization	$359,201	$406,701

DESCRIPTION OF THE NOTES
The 8.25% Senior Notes due 2028 (the “Notes”) are being issued under an Indenture to be dated as of the closing date of this offering between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a First Supplemental Indenture and a Second Supplemental Indenture, in each case to be dated as of the closing date of this offering between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. Set forth below is a description of the specific terms of the Notes and the First Supplemental Indenture and the Second Supplemental Indenture (referred to herein as the “indenture”). This description supplements and, to the extent inconsistent with, supersedes and replaces the description of the general terms and provisions of our debt securities set forth in the accompanying prospectus under the caption “Description of Our Debt Securities.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indenture filed as an exhibit to a Current Report on Form 8-K to be filed by the Company.
General
The Notes:
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will be our general unsecured, senior obligations;

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will be initially limited to an aggregate principal amount of $50,000,000 (assuming no exercise of the underwriters’ option to purchase additional Notes described herein);

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will mature on November 30, 2028 unless earlier redeemed or repurchased, and 100% of the aggregate principal amount will be paid at maturity;

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will bear cash interest from November 10, 2021 at an annual rate of 8.25%, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, beginning on January 31, 2022, and at maturity;

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will be redeemable at our option, in whole or in part, at the prices and on the terms described under “— Optional Redemption” below;

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will be issued in denominations of $25 and integral multiples of $25 in excess thereof;

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will not have a sinking fund;

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will be listed on the NYSE American under the symbol “TELZ”; and

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will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form.

The indenture will not limit the amount of indebtedness that we or our subsidiaries may issue. The indenture will not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “— Covenants — Merger, Consolidation or Sale of Assets” below, the indenture will not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
We may from time to time, without the consent of the existing holders, issue additional Notes having the same terms as to status, redemption or otherwise (except the price to public, the issue date and, if applicable, the initial interest accrual date and the initial interest payment date) that may constitute a single fungible series with the Notes offered by this prospectus supplement; provided that if any such additional Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such additional Notes will have one or more separate CUSIP numbers.
Ranking
The Notes are senior unsecured obligations of the Company, and, upon our liquidation, dissolution or winding up, will rank (i) senior to the outstanding shares of our common stock, (ii) senior to any of our future subordinated debt, (iii) pari passu (or equally) with our future unsecured and unsubordinated indebtedness, (iv) effectively subordinated to any existing or future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness and (v) structurally subordinated to all existing and future indebtedness of our subsidiaries, financing vehicles or similar facilities.
Interest
Interest on the Notes will accrue at an annual rate equal to 8.25% from and including November 10, 2021 to, but excluding, the maturity date or earlier acceleration or redemption and will be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, beginning on January 31, 2022 and at maturity, to the record holders at the close of business on the immediately preceding January 15, April 15, July 15 and October 15 (and November 15 immediately preceding the maturity date), as applicable (whether or not a business day).
The initial interest period for the Notes will be the period from and including November 10, 2021, to, but excluding, January 31, 2022, and subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be. The amount of interest payable for any interest period, including interest payable for any partial interest period, will be computed on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.
“Business day” means, for any place where the principal and interest on the Notes is payable, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day in which banking institutions in New York are authorized or obligated by law or executive order to close.
Optional Redemption
At any time prior to November 30, 2023, we may redeem the Notes for cash in whole or in part at any time at our option at a redemption price equal to 100.0% of the principal amount thereof plus the Make-Whole Amount as of, and accrued and unpaid interest to, but excluding, the date of redemption.
In addition, the Notes may be redeemed for cash in whole or in part at any time at our option (i) on or after November 30, 2023 and prior to November 30, 2024, at a price equal to $25.75 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after November 30, 2024 and prior to November 30, 2025, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (iii) on or after November 30, 2025 and prior to November 30, 2026, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iv) on or after November 30, 2026 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. In each case, redemption shall be upon notice not fewer than 30 days and not more than 60 days prior to the date fixed for redemption.
If less than all of the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 45 days prior to the redemption date by the trustee from the outstanding Notes not previously called for redemption, by lot, or in the trustee’s discretion, on a pro-rata basis, provided that the unredeemed portion of the principal amount of any Notes will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such Notes. The trustee will promptly notify us in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Beneficial interests in any of the Notes or portions thereof called for redemption that are registered in the name of DTC or its nominee will be selected by DTC in accordance with DTC’s applicable procedures.
The trustee shall have no obligation to calculate any redemption price, including any Make-Whole Amount, and the trustee shall be entitled to receive and conclusively rely upon an officer’s certificate delivered by the Company that specifies any redemption price.
Unless we default on the payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes called for redemption.

We may at any time, and from time to time, purchase notes at any price or prices in the open market or otherwise.
As used herein:
“Make-Whole Amount” means, in connection with any optional redemption of any Note, the excess, if any, of (i) the sum of the present values, as of the date of redemption, of the remaining scheduled payments of principal (including the applicable redemption price of such Note at November 30, 2023) of, and interest (exclusive of interest accrued to, but excluding, the date of redemption) on, such Note, assuming such Note matured on, and that accrued and unpaid interest on such Note was payable through, November 30, 2023, determined by the Company or its designee by discounting, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), such principal and interest at the Reinvestment Rate (determined on the third business day preceding the date of redemption) over (ii) the aggregate principal amount of such Notes being redeemed.
“Reinvestment Rate” means, 0.500%, or 50 basis points, plus the arithmetic mean (rounded to the nearest one-hundredth of one percent) of the yields displayed for each day in the preceding calendar week published in the most recent Statistical Release under the caption “Treasury constant maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the Notes (assuming that the Notes matured on November 30, 2023) as of the date of redemption. If no maturity exactly corresponds to such remaining life to maturity, yields for the two published maturities most closely corresponding to such remaining life to maturity shall be calculated by the Company or its designee pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Reinvestment Rate shall be used.
“Statistical Release” means that statistical release designated “H.15” or any successor publication that is published daily by the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturities, or, if such statistical release (or a successor publication) is not published at the time of any determination under the indenture governing the Notes, then such other reasonably comparable index that shall be designated by us.
Events of Default
Holders of our Notes will have rights if an Event of Default occurs in respect of the Notes and is not cured, as described later in this subsection. The term “Event of Default” in respect of the Notes means any of the following:
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we do not pay interest on any Note when due, and such default is not cured within 30 days;

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we do not pay the principal of the Notes when due and payable;

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we breach any covenant or warranty in the indenture with respect to the Notes and such breach continues for 60 days after we receive a written notice of such breach from the trustee or the holders of at least 25% of the principal amount of the Notes; and

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certain specified events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days.

The trustee may withhold notice to the holders of the Notes of any default, except in the payment of principal or interest, if the trustee in good faith determines the withholding of notice to be in the interest of the holders of the Notes.
Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the Notes, or else specifying any known default.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% of the outstanding principal amount of the Notes may declare the entire principal amount of the Notes, together with accrued and unpaid interest, if any, to be due and payable immediately by a notice in writing to us and, if notice is given by the holders of the Notes, the trustee. This is called an “acceleration of maturity.” If the Event of Default occurs in relation to our filing for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur, the principal amount of the Notes, together with accrued and unpaid interest, if any, will automatically, and without any declaration or other action on the part of the trustee or the holders, become immediately due and payable.
At any time after a declaration of acceleration of the Notes has been made by the trustee or the holders of the Notes and before any judgment or decree for payment of money due has been obtained by the trustee, the holders of a majority of the outstanding principal of the Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee all amounts due and owed with respect to the Notes (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (ii) any other Events of Default have been cured or waived.
At our election, the sole remedy with respect to an Event of Default due to our failure to comply with certain reporting requirements under the Trust Indenture Act or under “— Covenants — Reporting” below, for the first 180 calendar days after the occurrence of such Event of Default, consists exclusively of the right to receive additional interest on the Notes at an annual rate equal to (1) 0.25% for the first 90 calendar days after such default and (2) 0.50% for calendar days 91 through 180 after such default. On the 181st day after such Event of Default, if such violation is not cured or waived, the trustee or the holders of not less than 25% of the outstanding principal amount of the Notes may declare the principal, together with accrued and unpaid interest, if any, on the Notes to be due and payable immediately. If we choose to pay such additional interest, we must notify the trustee and the holders of the Notes by certificate of our election at any time on or before the close of business on the first business day following the Event of Default.
Before a holder of the Notes is allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce such holder’s rights relating to the Notes, the following must occur:
•
such holder must give the trustee written notice that the Event of Default has occurred and remains uncured;

•
the holders of at least 25% of the outstanding principal of the Notes must have made a written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;

•
such holder or holders must have offered to the trustee indemnity and/or security satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•
the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•
no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority of the outstanding principal of the Notes.

No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Book-entry and other indirect holders of the Notes should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Waiver of Defaults
The holders of not less than a majority of the outstanding principal amount of the Notes may on behalf of the holders of all Notes waive any past default or Event of Default with respect to the Notes other than (i) a default in the payment of principal or interest on the Notes when such payments are due and payable (other than by acceleration as described above), or (ii) in respect of a covenant that cannot be modified or amended without the consent of each holder of Notes.

Covenants
In addition to any other covenants described in the accompanying prospectus, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment, payment of taxes by us and related matters, the following covenants will apply to the Notes. To the extent of any conflict or inconsistency between the base indenture and the following covenants, the following covenants will govern.
Merger, Consolidation or Sale of Assets
The indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property in any one transaction or series of related transactions unless:
•
we are the surviving entity or the entity (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

•
the surviving entity (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such surviving entity, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;

•
immediately before and immediately after giving effect to such transaction or series of related transactions, no default or Event of Default has occurred and is continuing; and

•
in the case of a merger where the surviving entity is other than us, we or such surviving entity will deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

Reporting
If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable. For the avoidance of doubt, delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive or actual notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on an officer’s certificate).
Modification or Waiver
There are three types of changes we can make to the indenture and the Notes:
Changes Not Requiring Approval
First, there are changes that we can make to the indenture and/or the Notes without the approval of the holders of the Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Notes in any material respect and include changes:
•
to evidence the succession of another corporation or limited liability company, and the assumption by the successor corporation or limited liability company of our covenants, agreements and obligations under the indenture and the Notes;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an Event of Default;

•
to modify, eliminate or add to any of the provisions of the indenture to such extent as necessary to effect the qualification of the indenture under the Trust Indenture Act, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

•
to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with other provisions;

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to secure the Notes;

•
to issue additional notes;

•
to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee; and

•
to make provisions in regard to matters or questions arising under the indenture, so long such other provisions do not materially affect the interest of any other holder of the Notes.

Changes Requiring Approval of Each Holder
We cannot make certain changes to the Notes without the specific approval of each holder of the Notes. The following is a list of those types of changes:
•
changing the stated maturity of the principal of, or any installment of interest on, any Note;

•
reducing the principal amount or rate of interest of any Note;

•
changing the place of payment where any Note or any interest is payable;

•
impairing the right to institute suit for the enforcement of any payment on or after the date on which it is due and payable;

•
reducing the percentage in principal amount of holders of the Notes whose consent is needed to modify or amend the indenture; and

•
reducing the percentage in principal amount of holders of the Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults.

Changes Requiring Majority Approval
Any other change to the indenture and the Notes would require the following approval:
•
if the change only affects the Notes, it must be approved by holders of not less than a majority in aggregate principal amount of the outstanding Notes; and

•
if the change affects more than one series of debt securities issued under the indenture, it must be approved by the holders of not less than a majority in aggregate principal amount of each of the series of debt securities affected by the change.

Consent from holders to any change to the indenture or the Notes must be given in writing.
Further Details Concerning Voting
The amount of Notes deemed to be outstanding for the purpose of voting will include all Notes authenticated and delivered under the indenture as of the date of determination except:
•
Notes cancelled by the trustee or delivered to the trustee for cancellation;

•
Notes for which we have deposited with the trustee or paying agent or set aside in trust money for their payment or redemption and, if money has been set aside for the redemption of the Notes, notice of such redemption has been duly given pursuant to the indenture to the satisfaction of the trustee;

•
Notes held by the Company, its subsidiaries or any other entity which is an obligor under the Notes, unless such Notes have been pledged in good faith and the pledgee is not the Company, an affiliate of the Company or an obligor under the Notes;

•
Notes for which have undergone full defeasance, as described below; and

•
Notes which have been paid or exchanged for other Notes due to such Notes loss, destruction or mutilation, with the exception of any such Notes held by bona fide purchasers who have presented proof to the trustee that such Notes are valid obligations of the Company.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to vote or take other action under the indenture, and the trustee will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to join in the giving or making of any Notice of Default, any declaration of acceleration of maturity of the Notes, any request to institute proceedings or the reversal of such declaration. If we or the trustee set a record date for a vote or other action to be taken by the holders of the Notes, that vote or action can only be taken by persons who are holders of the Notes as of the close of business on the record date and, unless otherwise specified, such vote or action must take place on or prior to the 180th day after the record date. We may change the record date at our option, and we will provide written notice to the trustee and to each holder of the Notes of any such change of record date.
Defeasance
The following defeasance provisions will be applicable to the Notes. “Defeasance” means that, by irrevocably depositing with the trustee an amount of cash denominated in U.S. dollars and/or U.S. government obligations sufficient to pay all principal and interest, if any, on the Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the indenture relating to the Notes. The consequences to the holders of the Notes would be that, while they would no longer benefit from certain covenants under the indenture, and while the Notes could not be accelerated for any reason, the holders of the Notes nonetheless would be guaranteed to receive the principal and interest owed to them.
Covenant Defeasance
Under the indenture, we have the option to take the actions described below and be released from some of the restrictive covenants under the indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, holders of the Notes would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay the Notes. In order to achieve covenant defeasance, the following must occur:
•
we must irrevocably deposit or cause to be deposited with the trustee as trust funds for the benefit of all holders of the Notes cash, U.S. government obligations or a combination of cash and U.S. government obligations sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to generate enough cash to make interest, principal and any other applicable payments on the Notes on their various due dates;

•
we must deliver to the trustee a legal opinion of our counsel stating that under U.S. federal income tax law, we may make the above deposit and covenant defeasance without causing beneficial owners to be taxed on the Notes differently than if those actions were not taken;

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we must deliver to the trustee an officers’ certificate stating that the Notes, if then listed on any securities exchange, will not be delisted as a result of the deposit;

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no default or Event of Default with respect to the Notes has occurred and is continuing, and no defaults or Events of Defaults related to bankruptcy, insolvency or organization occurs during the 90 days following the deposit;

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the covenant defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act;

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the covenant defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any other material agreements or instruments to which we are a party;

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the covenant defeasance must not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act unless such trust will be registered under the Investment Company Act or exempt from registration thereunder; and

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we must deliver to the trustee an officers’ certificate and a legal opinion from our counsel stating that all conditions precedent with respect to the covenant defeasance have been complied with.

Full Defeasance
If there is a change in U.S. federal income tax law, we can legally release ourselves from all payment and other obligations on the Notes if we take the following actions below:
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we must irrevocably deposit or cause to be deposited with the trustee as trust funds for the benefit of all holders of the Notes cash, U.S. government obligations or a combination of cash and U.S. government obligations sufficient, without reinvestment, in the opinion of a nationally recognized firm, of independent public accountants, investment bank or appraisal firm, to generate enough cash to make interest, principal and any other applicable payments on the Notes on their various due dates;

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we must deliver to the trustee a legal opinion confirming that there has been a change to the current U.S. federal income tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing beneficial owners to be taxed on the Notes any differently than if we did not make the deposit;

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we must deliver to the trustee an officers’ certificate stating that the Notes, if then listed on any securities exchange, will not be delisted as a result of the deposit;

•
no default or Event of Default with respect to the Notes has occurred and is continuing and no defaults or Events of Defaults related to bankruptcy, insolvency or organization occurs during the 90 days following the deposit;

•
the full defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act;

•
the full defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any other material agreements or instruments to which we are a party;

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the full defeasance must not result in the trust arising from the deposit constituting an investment company within the meaning of the Investment Company Act unless such trust will be registered under the Investment Company Act or exempt from registration thereunder; and

•
we must deliver to the trustee an officers’ certificate and a legal opinion from our counsel stating that all conditions precedent with respect to the full defeasance have been complied with.

In the event that the trustee is unable to apply the funds held in trust to the payment of obligations under the Notes by reason of a court order or governmental injunction or prohibition, then those of our obligations discharged under the full defeasance or covenant defeasance will be revived and reinstated as though no deposit of funds had occurred, until such time as the trustee is permitted to apply all funds held in trust under the procedure described above may be applied to the payment of obligations under the Notes. However, if we make any payment of principal or interest on the Notes to the holders, we will have the right to receive such payments from the trust in the place of the holders.
Listing
The Notes have been approved for listing on the NYSE American under the symbol “TELZ.” We expect trading in the Notes on the NYSE American to begin within five business days of the original issue date. The Notes are expected to trade “flat,” meaning that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Notes that is not included in the trading price.
Governing Law
The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.
Global Notes; Book-Entry Issuance
The Notes will be issued in the form of one or more global certificates, or “Global Notes,” registered in the name of The Depository Trust Company, or “DTC.” DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of the Notes. No person that acquires a beneficial interest in the Notes will be entitled to receive a certificate representing that person’s interest in the Notes except as described herein. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of the Notes will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.
DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or “Direct Participants,” deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.”
DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or “Indirect Participants.” DTC has an S&P rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.
To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct

Participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the Notes to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions and interest payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the applicable trustee or depositary on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with the Notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the applicable trustee or depositary, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable trustee or depositary. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
None of the Company, the trustee, any depositary, or any agent of any of them will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Termination of a Global Note
If a Global Note is terminated for any reason, interest in it will be exchanged for certificates in non-book-entry form as certificated securities. After such exchange, the choice of whether to hold the certificated Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a Global Note transferred on termination to their own names, so that they will be holders of the Notes. See “— Form, Exchange and Transfer of Certificated Registered Securities.”
Payment and Paying Agents
We will pay interest to the person listed in the trustee’s records as the owner of the Notes at the close of business on the record date for the applicable interest payment date, even if that person no longer owns the Note on the interest payment date. Because we pay all the interest for an interest period to the holders on the record date, holders buying and selling the Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period.

Payments on Global Notes
We will make payments on the Notes so long as they are represented by Global Notes in accordance with the applicable policies of the depositary in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interest in the Global Notes. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.
Payments on Certificated Securities
In the event the Notes become represented by certificates, we will make payments on the Notes as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder of the Note at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all payments of principal by check at the office of the trustee in the contiguous United States and/or at other offices that may be specified in the indenture or a notice to holders against surrender of the Note.
Alternatively, if the holder asks us to do so, we may pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the trustee or other paying agent appropriate transfer instructions at least 15 calendar days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Payment When Offices Are Closed
If any payment is due on the Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under the Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the Notes.
Form, Exchange and Transfer of Certificated Registered Securities
Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:
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DTC notified us at any time that it is unwilling or unable to continue as depositary for the Global Notes;

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DTC ceases to be registered as a clearing agency under the Exchange Act; or

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an Event of Default with respect to such Global Note has occurred and is continuing.

Holders may exchange their certificated securities for Notes of smaller denominations or combined into fewer Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $25.
Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering the Notes in the name of holders transferring Notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts.
Holders will not be required to pay a service charge for any registration of transfer or exchange of their certificated securities, but they may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we redeem any of the Notes, we may block the transfer or exchange of those Notes selected for redemption during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to determine or fix the list of holders to prepare the mailing. We may also refuse to register transfer or exchanges of any certificated Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Note that will be partially redeemed.
About the Trustee
The Bank of New York Mellon Trust Company, N.A. will be the trustee under the indenture and will be the principal paying agent and registrar for the Notes. The trustee may resign or be removed with respect to the Notes provided that a successor trustee is appointed to act with respect to the Notes.

MATERIAL UNITED STATES FEDERAL INCOME TAX
CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations with respect to the acquisition, ownership, and disposition of the Notes that we are offering. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing and temporary U.S. Treasury regulations promulgated thereunder and administrative pronouncements and judicial decisions thereof, all in effect on the date hereof and all of which are subject to change or differing interpretations. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We cannot assure you that a change in law, possibly with retroactive application, will not alter significantly the tax consequences described in this summary. No assurance can be given that the Internal Revenue Service (“IRS”) would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of the acquisition, ownership or disposition of the Notes.
This summary is for general information only, and does not address all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as partnerships (including entities and arrangements classified as partnerships for U.S. federal income tax purposes), subchapter S corporations or other pass-through entities, banks, financial institutions, tax-exempt entities, governmental organizations, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the Notes as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” U.S. Holders (as defined below) whose functional currency for tax purposes (as defined in Section 985 of the Code) is not the U.S. dollar, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons deemed to sell the Notes under the constructive sale provisions of the Code, persons that purchase or sell Notes as part of a wash sale for U.S. federal income tax purposes, persons subject to special tax accounting rules under Section 451(b) of the Code, U.S. expatriates and certain former citizens or long-term residents of the United States, and individuals subject to the alternative minimum tax provisions of the Code. Moreover, this summary does not include any description of the other U.S. federal tax laws (such as estate and gift tax laws) and the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.
This summary is directed solely to holders that, except as otherwise specifically noted, will purchase the Notes offered in this prospectus supplement upon original issuance for the “issue price” (i.e., the first price at which a substantial amount of the Notes is sold for money to persons, other than to bond houses, brokers or similar persons or organizations acting in the capacity of the underwriters, placement agents or wholesalers) for cash and will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.
THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE HOLDERS OF THE NOTES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES.
As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of Notes that, for U.S. federal income tax purposes, is
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

As used in this prospectus supplement, the term “Non-U.S. Holder” means a beneficial owner of the Notes that is neither a U.S. Holder nor a partnership (including entities and arrangements classified as partnerships for U.S. federal income tax purposes) for U.S. federal income tax purposes.
If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds the Notes offered in this prospectus supplement, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes), and any person who is a partner in such partnership, should consult its own tax advisor regarding the U.S. federal income tax consequences of the ownership and disposition of the Notes by such partnership.
Contingent Payment Debt Instruments
There are circumstances in which we may make payments on a Note that would increase the yield of the Note, as described under “Description of the Notes — Optional Redemption.” We believe that there is only a remote possibility that we would be required to make such payments, and therefore we do not intend to treat the Notes as subject to the special rules governing “contingent payment debt instruments.” Our position is not binding on the IRS. If the IRS were to successfully challenge this position, a holder of a Note might be required to accrue interest income at a higher rate than the stated interest rate on the Notes, and to treat any gain realized on the taxable disposition of a Note as ordinary interest income, rather than as capital gain. Potential holders of a Note should consult their tax advisors regarding the tax consequences if the Notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments.
Consequences to U.S. Holders
The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of the Notes.
Payments of Interest
It is expected, and this discussion assumes, that the Notes will be issued with less than a de minimis amount of “original issue discount” for U.S. federal income tax purposes. Accordingly, interest on a Note generally will be included in the income of a U.S. Holder as interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.
Sale, Exchange, or Retirement of a Note
Upon the sale, exchange, retirement, or other disposition of a Note, a U.S. Holder will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, exchange, retirement or other disposition and the U.S. Holder’s adjusted tax basis in the Note. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the Note, but will exclude amounts attributable to accrued but unpaid interest which will be treated as described above under “Payments of Interest.” A U.S. Holder’s adjusted tax basis in a Note will generally be the cost of the Note to such U.S. Holder.
Gain or loss realized on the sale, exchange, retirement, or other disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if the Note has been held for more than one year. Otherwise, such gain or loss will be short-term capital gain or loss. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.
Additional Medicare Tax on Unearned Income
Certain U.S. Holders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income” for the taxable year or (ii) the excess of “modified adjusted gross income” for the taxable year over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest and capital gains (such as gain from the disposition of the Notes). U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the Notes.
Consequences to Non-U.S. Holders
The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of a Note.
Payments of Interest
Payments to a Non-U.S. Holder of interest on the Notes will not be subject to U.S. federal income or withholding tax if the Non-U.S. Holder qualifies for the “portfolio interest” exemption. A Non-U.S. Holder will qualify for the portfolio interest exemption if
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such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

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such Non-U.S. Holder is not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

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such Non-U.S. Holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (as described in Section 881(c)(3)(A) of the Code); and

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the interest paid on the Notes to such Non-U.S. Holder is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply.

The exemption from taxation and withholding described above and several of the special rules for Non-U.S. Holders described below generally apply only if a Non-U.S. Holder appropriately certifies as to its non-U.S. status. A Non-U.S. Holder can generally meet the certification requirement by providing a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) to the applicable withholding agent. Other methods might be available to satisfy the certification requirements described above, depending on the Non-U.S. Holder’s particular circumstances. Special rules apply to foreign intermediaries, including partnerships, estates and trusts, and in certain circumstances certifications as to the foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent.
If a Non-U.S. Holder cannot satisfy the requirements of the “portfolio interest” exemption described above, payments of interest made to such Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate unless (1) the Non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty or (2) the payments of interest are effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment by the Non-U.S. Holder in the United States (see “— Income Effectively Connected with a Trade or Business within the United States”)).

Sale, Exchange, or Retirement of a Note
A Non-U.S. Holder generally will not have to pay U.S. federal income tax on any gain realized from the sale, redemption, exchange, retirement or other disposition of its Notes unless
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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of its notes and specific other conditions are met; or;

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the gain is effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. “permanent establishment” maintained by such Non-U.S. Holder).

To the extent that the amount realized on any sale, exchange, redemption or other taxable disposition of the Notes is attributable to accrued but unpaid interest not previously included in income, such amount is treated as interest subject to the rules described above under “— Payments of Interest.”
Income Effectively Connected with a Trade or Business within the United States
If a Non-U.S. Holder of a Note is engaged in the conduct of a trade or business within the United States and if interest on the Note, or gain realized on the sale, exchange or other disposition of the Note, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as if it were a U.S. Holder (although such income or gain will be exempt from U.S. federal withholding tax if the Non-U.S. holder provides the appropriate certification), subject to an applicable income tax treaty providing otherwise. To claim exemption from withholding, the Non-U.S. Holder must certify its qualification by providing us with a properly executed IRS Form W-8ECI. Such Non-U.S. Holders should read the material under the heading “—  Consequences to U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of a Note. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of all or a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.
Backup Withholding and Information Reporting
In general, in the case of a U.S. Holder, other than certain exempt recipients (including a corporation and certain other persons who, when required, demonstrate their exempt status), we and other payors are required to report to the IRS all payments of principal and interest on the Notes. In addition, we and other payors generally are required to report to the IRS any payment of proceeds from the sale of a Note before maturity. Additionally, backup withholding generally will apply to any payments if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it is subject to backup withholding, or the U.S. Holder does not certify that it is not subject to backup withholding. If applicable, backup withholding will be imposed (currently at a rate of 24%).
In the case of a Non-U.S. Holder, backup withholding and information reporting will apply to payments made unless the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury (usually on IRS Form W-8BEN or W-8BEN-E) that, among other things, it is not a U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. Holder), or the Non-U.S. Holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that the conditions of any exemption are not satisfied).
In addition, information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of a Note by a Non-U.S. Holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a Non-U.S. Holder sells or otherwise disposes of a Note through a U.S. broker or the U.S. offices of a foreign broker, the broker generally will be required to report the amount of proceeds paid to such Non-U.S. Holder to the IRS and also backup withhold on that amount unless the Non-U.S. Holder provides appropriate certification to the broker of its status as a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. Holder) or the Non-U.S. Holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that the conditions of any exemption are not satisfied). Information reporting will also apply if a Non-U.S. Holder sells its Notes through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that you are a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the holder is a U.S. Holder) and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that the conditions of any exemption are not satisfied).
Payment of the proceeds from a sale of a Note to or through the United States office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its Non-U.S. Holder status or otherwise establishes an exemption from information reporting and backup withholding.
Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code, commonly referred to as FATCA, generally impose a 30% withholding tax on U.S. source payments, including interest, dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends if the Notes are held by or through
•
certain foreign financial institutions (including investment funds), unless the institution otherwise qualifies for an exemption or enters into an agreement with the U.S. Treasury (i) to collect and report, on an annual basis, information with respect to accounts in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and (ii) to withhold 30% on certain payments; or

•
a non-financial non-U.S. entity, unless the entity (i) either certifies to the applicable withholding agent or the IRS that the entity does not have any “substantial United States owners” or provides certain information regarding the entity’s “substantial United States owners” or (ii) otherwise establishes an exemption from such withholding tax.

While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of property that can give rise to U.S. source interest and dividends, recently proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued.
The rules described above may be modified by an intergovernmental agreement entered into between the United States and an applicable foreign country, or by future Treasury regulations or other guidance.
Non-U.S. Holders, or U.S. persons holding Notes through a non-U.S. intermediary, are urged to consult their own tax advisors regarding the possible implications of FATCA on their investment in the Notes.
THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR NOTES.

UNDERWRITING
B. Riley Securities, Inc. (“BRS”) is acting as a book-running manager and the representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters dated November 5, 2021 (the “Underwriting Agreement”), we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.
Underwriter	Principal Amount of Notes
B. Riley Securities, Inc.	$23,375,000
Ladenburg Thalmann & Co. Inc.	4,875,000
William Blair & Company, L.L.C.	6,000,000
EF Hutton, division of Benchmark Investments, LLC	1,000,000
Aegis Capital Corp.	2,750,000
Boenning & Scattergood, Inc.	3,875,000
Colliers Securities LLC	2,500,000
Newbridge Securities Corporation	1,625,000
Revere Securities LLC	875,000
Wedbush Securities Inc.	1,500,000
B.C. Ziegler and Company	1,625,000
Total	$50,000,000
Subject to the terms and conditions set forth in the Underwriting Agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the Underwriting Agreement. These conditions include, among others, the continued accuracy of representations and warranties made by us in the Underwriting Agreement, delivery of legal opinions and the absence of any material changes in our assets, business or prospects after the date of this prospectus supplement.
The several obligations of the underwriters under the Underwriting Agreement are conditional and may be terminated on the occurrence of certain stated events, including the occurrence of any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of BRS, impractical to market or to enforce contracts for the sale of the Notes.
We have granted to the underwriters the option to purchase up to an additional $7,500,000 aggregate principal amount of Notes at the public offering price, less the underwriting discounts (the “Option”). If any Notes are purchased pursuant to the Option, the underwriters will, severally but not jointly, purchase the Notes in approximately the same proportions as set forth in the above table. This prospectus supplement also qualifies the grant of the Option and the Notes issuable upon the exercise thereof. A purchaser who acquires any Notes forming part of the underwriters’ Option acquires such Notes under this prospectus supplement, regardless of whether the position is ultimately filled through the exercise of the Option or secondary market purchases.
We have agreed to indemnify the underwriters against certain liabilities, including, among other things, liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.
We expect to deliver the Notes against payment for such notes on or about November 10, 2021, which will be the second business day following the date of the pricing of the Notes (“T+2”).
Discounts and Expenses
The representative has advised us that the underwriters propose initially to offer the Notes to the public at the public offering price and to dealers at that price less a concession not in excess of $0.525 per

Note. After the underwriters have made a reasonable effort to sell all of the Notes at the offering price, such offering price may be decreased and may be further changed from time to time to an amount not greater than the offering price set forth herein, and the compensation realized by the underwriters will effectively be decreased by the amount that the price paid by purchasers for the Notes is less than the original offering price. Any such reduction will not affect the net proceeds received by us. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The following table shows the per note and total underwriting discount that we are to pay to the underwriters in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the Option.
	Price to the Public	Underwriting Discount(1)	Net Proceeds(2)
Per Note	$25.000	$0.875	$24.125
Total(3)	$50,000,000	$1,750,000	$48,250,000

(1)
Pursuant to the terms of the Underwriting Agreement, the underwriters will receive a discount equal to $0.875 per Note.

(2)
After deducting the underwriting discount but before deducting expenses of the offering, estimated to be $415,000.

(3)
If the Option is exercised in full, the total price to the public, underwriting discount and net proceeds to us (after deducting the underwriting discount but before deducting estimated offering expenses) will be $57,500,000, $2,012,500 and $55,487,500, respectively.

We have also agreed to pay BRS a structuring and advisory fee equal to $750,000 (or $862,500 if the Option is exercised in full) for evaluation, analysis and structuring of the Notes.
We estimate that the total expenses of this offering, including registration, filing and listing fees, rating agency fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and reimbursements, will be approximately $265,000 (excluding any reimbursement of fees or disbursements of counsel on behalf of the underwriters). We have also agreed to reimburse the reasonable fees and disbursements of counsel on behalf of the underwriters of up to $150,000.
Stock Exchange Listing
The Notes have been approved for listing on the NYSE American under the symbol “TELZ.” We expect trading in the Notes on the NYSE American to begin within five business days of the original issue date. The underwriters will have no obligation to make a market in the Notes, however, and may cease market-making activities, if commenced, at any time. Accordingly, an active trading market on the NYSE American for the Notes may not develop or, even if one develops, may not last, in which case the liquidity and market price of the Notes could be adversely affected, the difference between bid and asked prices could be substantial and your ability to transfer the Notes at the time and price desired will be limited.
Price Stabilization, Short Positions
Until the distribution of the Notes is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our Notes. However, the representative may engage in transactions that have the effect of stabilizing the price of the Notes, such as purchases and other activities that peg, fix or maintain that price.
In connection with this offering, the underwriters may bid for or purchase and sell our Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of our Notes than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Notes in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional Notes or purchasing Notes in the open market. In determining the source of Notes to close out the covered short position, the underwriters will consider, among other things, the price of Notes available for purchase in the open market as compared to the price at which they may purchase additional Notes pursuant to the option granted to them. “Naked” short sales are sales in excess of the option to purchase additional Notes. The underwriters must close out any naked short position by purchasing Notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Notes in the open market after pricing that could adversely affect investors who purchase in this offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales and other activities may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market. If these activities are commenced, they may be discontinued at any time. The underwriters may conduct these transactions on the NYSE American, in the over-the-counter market or otherwise.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Notes. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Offer, Sale and Distribution of Notes
This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites maintained by one or more of the underwriters, and the underwriters may distribute the prospectus supplement and accompanying prospectus electronically.
Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter’s or any selling group member’s website and any information contained in any other website maintained by an underwriter or any selling group member is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.
Additional Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their respective affiliates have in the past and may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates and may in the future receive customary fees and commissions, plus out-of-pocket expenses, for these transactions. BRS acted as sole bookrunner of our recent public offering of 40,250,000 shares of common stock, and it may provide similar or other services to us on customary terms in the future.

LEGAL MATTERS
Davis Graham & Stubbs LLP, Denver, Colorado, will pass upon certain legal matters relating to this offering. Certain other legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and the related financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
Certain information contained in the documents we include herein and incorporate by reference into this prospectus supplement with respect to the Company’s oil and gas reserves is derived from the reports of Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm, and has been included and incorporated by reference into this prospectus supplement upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

PROSPECTUS
Tellurian Inc.
Common Stock
Preferred Stock
Warrants
Units
Debt Securities
We may offer and sell from time to time common stock, preferred stock, warrants to purchase common stock or preferred stock, and debt securities in one or more transactions. We may also offer and sell from time to time, in one or more transactions, such securities as may be issuable upon the conversion, exercise or exchange of preferred stock, warrants or debt securities. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.
This prospectus provides you with a description of our common stock and a general description of the other securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you invest in our securities.
Our common stock is listed for trading on the Nasdaq Capital Market under the ticker symbol “TELL.” On April 27, 2020, the closing price of our common stock as reported on the Nasdaq Capital Market was $1.57 per share. None of the other securities offered under this prospectus are publicly traded.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE “RISK FACTORS” SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 28, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process on Form S-3. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a description of our common stock and a general description of the other securities that we may offer. Each time that securities are sold pursuant to the registration statement, we will, to the extent required, provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the offering. The prospectus supplement also may add, update or change information contained or incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. You should read both this prospectus and any prospectus supplement or free writing prospectus together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you invest.
You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
In this prospectus, references to “Tellurian,” the “Company,” the “issuer,” “we,” “us” or “our” refer to Tellurian Inc. (which, until February 10, 2017, was known as Magellan Petroleum Corporation) and its subsidiaries, unless the context suggests otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov and at our website address at http://www.tellurianinc.com. However, information on our website will not be considered a part of this prospectus.
We have filed with the SEC a registration statement on Form S-3 (together with all exhibits, amendments and supplements, the “Registration Statement”) of which this prospectus constitutes a part, under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the SEC. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the Registration Statement are on file at the offices of the SEC, and may be inspected without charge at those offices, the address of which is set forth above, and copies may be obtained from the SEC at prescribed rates. The Registration Statement has been filed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC web site at http://www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC.

You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 24, 2020;

•
our Current Reports on Form 8-K filed with the SEC on January 21, 2020, February 11, 2020, March 2, 2020, March 9, 2020 and March 23, 2020 (both filings); and

•
the description of our common stock contained in our Current Report on Form 8-K filed with the SEC on June 26, 2013, as the same may be amended from time to time, and as superseded by the disclosures in “Description of Our Capital Stock” herein.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.
We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our corporate secretary at the following address, telephone number, facsimile number and e-mail address:
Tellurian Inc.
Attention: Corporate Secretary
1201 Louisiana Street, Suite 3100
Houston, Texas 77002
Telephone No.: (832) 962-4000
Facsimile No.: (832) 962-4055
E-mail: CorpSec@tellurianinc.com
Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

ABOUT TELLURIAN INC.
We intend to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide (the “Business”). We are developing a portfolio of natural gas production, liquefied natural gas (“LNG”) marketing, and infrastructure assets that includes an LNG terminal facility (the “Driftwood terminal”) and three related pipelines (the “Pipeline Network”). We refer to the Driftwood terminal, the Pipeline Network and certain natural gas production assets collectively as the “Driftwood Project.” We currently estimate the total cost of the Driftwood Project to be approximately $28.9 billion, including owners’ costs, transaction costs and contingencies but excluding interest costs incurred during construction of the Driftwood terminal and other financing costs. Our Business may be developed in phases.
The proposed Driftwood terminal will have a liquefaction capacity of approximately 27.6 million tonnes per annum and will be situated on approximately 1,000 acres in Calcasieu Parish, Louisiana. The proposed Driftwood terminal will include up to 20 liquefaction trains, three full containment LNG storage tanks and three marine berths. We have entered into four lump sum turnkey engineering, procurement and construction agreements totaling $15.5 billion with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”) for construction of the Driftwood terminal.
The proposed Pipeline Network is currently expected to consist of three pipelines, the Driftwood pipeline, the Haynesville Global Access Pipeline and the Permian Global Access Pipeline. The Driftwood pipeline will be a 96-mile large diameter pipeline that will interconnect with 14 existing interstate pipelines throughout southwest Louisiana to secure adequate natural gas feedstock for the Driftwood terminal. The Driftwood pipeline will be comprised of 48-inch, 42-inch and 36-inch diameter pipeline segments and three compressor stations totaling approximately 274,000 horsepower, all as necessary to provide approximately 4 billion cubic feet per day (“Bcf/d”) of average daily natural gas transportation service. We estimate construction costs for the Driftwood pipeline of up to approximately $2.3 billion before owners’ costs, financing costs and contingencies.
The Haynesville Global Access Pipeline is expected to run approximately 200 miles from northern to southwest Louisiana. The Permian Global Access Pipeline is expected to run approximately 625 miles from west Texas to southwest Louisiana. Each of these pipelines is expected to have a diameter of 42 inches and be capable of delivering approximately 2 Bcf/d of natural gas. We currently estimate that construction costs will be approximately $1.4 billion for the Haynesville Global Access Pipeline and approximately $4.2 billion for the Permian Global Access Pipeline, in each case before owners’ costs, financing costs and contingencies. We are also considering the potential development of a fourth pipeline, the Delhi Connector Pipeline, which would run approximately 180 miles from Perryville/Delhi in northeast Louisiana to Lake Charles, Louisiana.
Our upstream properties, acquired in a series of transactions during 2017 and 2018, consist of 10,260 net acres and 67 producing wells (21 operated) located in the Haynesville Shale trend of northern Louisiana.
In connection with the implementation of our Business, we are offering limited partnership interests in a subsidiary, Driftwood Holdings LP (“Driftwood Holdings”), which will own the Driftwood Project. Partners will contribute cash in exchange for equity in Driftwood Holdings and will receive LNG volumes at the cost of production, including the cost of debt, for the life of the Driftwood terminal. We plan to retain a portion of the ownership in Driftwood Holdings and have engaged Goldman Sachs & Co. and Société Générale to serve as financial advisors for Driftwood Holdings. We also continue to develop our LNG marketing activities.
The Company was founded in 1957 and incorporated in Delaware in 1967 as Magellan Petroleum Corporation. We changed our corporate name to Tellurian Inc. shortly after completing a merger transaction with Tellurian Investments Inc., a Delaware corporation, in February 2017. Our common stock has been trading on the Nasdaq Stock Market since 1972. It currently trades under the ticker symbol “TELL.”
Our principal executive offices are located at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002, and our telephone number is (832) 962-4000. We maintain a website at http://www.tellurianinc.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated in this prospectus by reference, as well as the risk factors set forth in any applicable prospectus supplement and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.
Resales of our common stock in the public market following an offering may cause the trading price to fall.
Resales of a substantial number of shares of our common stock could depress the trading price of our common stock. An offering of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our common stock in the public market following an offering, the trading price of our common stock could fall.
If you purchase our common stock in an offering, you may experience immediate dilution.
Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in an offering. The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.
Pandemics or disease outbreaks, such as the currently ongoing COVID-19 outbreak, may adversely affect our efforts to reach a final investment decision with respect to the Driftwood Project.
Pandemics or disease outbreaks such as the currently ongoing COVID-19 outbreak may have a variety of adverse effects on our business, including by depressing commodity prices and the market value of our securities and limiting the ability of our management to travel to meet with partners and potential partners. Prospects for the development and financing of the Driftwood Project are based in part on factors including global economic conditions that have been, and are likely to continue to be, adversely affected by the COVID-19 pandemic. Additional effects of the pandemic on our business may include limits on the ability of our employees, or those of partners or vendors, to provide necessary services due to illness or quarantines and governmental restrictions on travel, imports or exports or financial transactions.
CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
The information in this prospectus, including information in documents incorporated by reference in this prospectus, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements relate to, among other things:
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our businesses and prospects and our overall strategy;

•
planned or estimated capital expenditures;

•
availability of liquidity and capital resources;

•
our ability to obtain additional financing as needed and the terms of financing transactions, including at Driftwood Holdings;

•
revenues and expenses;

•
progress in developing our projects and the timing of that progress;

•
future values of our projects or other interests, operations or rights; and

•
government regulations, including our ability to obtain, and the timing of, necessary governmental permits and approvals.

Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. These risks and uncertainties are described in the “Risk Factors” section and elsewhere in reports we file with the SEC incorporated by reference in this prospectus, and additional risk factors that may be set forth in any applicable prospectus supplement, and include such factors as:
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the uncertain nature of demand for and price of natural gas and LNG;

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risks related to shortages of LNG vessels worldwide;

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technological innovation which may render our anticipated competitive advantage obsolete;

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risks related to a terrorist or military incident involving an LNG carrier;

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changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities;

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governmental interventions in the LNG industry, including increases in barriers to international trade;

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uncertainties regarding our ability to maintain sufficient liquidity and attract sufficient capital resources to implement our projects;

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our limited operating history;

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our ability to attract and retain key personnel;

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risks related to doing business in, and having counterparties in, foreign countries;

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our reliance on the skill and expertise of third-party service providers;

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the ability of our vendors to meet their contractual obligations;

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risks and uncertainties inherent in management estimates of future operating results and cash flows;

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our ability to maintain compliance with our debt arrangements and other agreements;

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the potential discontinuation of the London Inter-Bank Offered Rate (LIBOR);

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changes in competitive factors, including the development or expansion of LNG, pipeline and other projects that are competitive with ours;

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development risks, operational hazards and regulatory approvals;

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our ability to enter into and consummate planned financing and other transactions;

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risks related to pandemics or disease outbreaks; and

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risks and uncertainties associated with litigation matters.

The forward-looking statements in this prospectus, or in any prospectus supplement, speak as of the date hereof, or thereof, as applicable. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.
USE OF PROCEEDS
Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes. Pending the application of the net proceeds from any particular offering, we intend to invest such proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering. We will bear all of the expenses of the offering of the securities, and such expenses will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.
We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.
PLAN OF DISTRIBUTION
We may sell securities under this prospectus and any relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We may also use a combination of any of the foregoing methods of sale. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering or in separate offerings. From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us may also purchase securities and re-offer them to the public by one or more of the methods described above.
Any person participating in the distribution of common stock registered under the Registration Statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in the applicable prospectus supplement or a document incorporated by reference to the extent required.
Offering
We will provide required disclosure concerning the terms of the offering of the securities in a prospectus supplement or information incorporated by reference, including, to the extent applicable:
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the name or names of underwriters, dealers or agents;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any commissions paid to agents;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

The distribution of securities may be effected, from time to time, in one or more transactions, including:
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underwritten offerings;

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block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers through registered direct offerings or otherwise; and

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any other method permitted pursuant to applicable law.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment.
If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.
If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Underwriters, dealers and agents may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.
In addition, we may enter into derivative transactions with third parties, in which case the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or incorporated document and received by those parties in settlement of a derivative position.
To the extent required, this prospectus will be amended or supplemented from time to time to describe a specific plan of distribution.
Other than common stock, all securities sold under this prospectus will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
DESCRIPTION OF OUR CAPITAL STOCK
Our amended and restated certificate of incorporation authorizes us to issue 400,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 per share. As of December 27, 2019, 242,207,522 shares of our common stock were issued and outstanding and 6,123,782 shares of Tellurian Series C convertible preferred stock (the “Series C Preferred Shares”) were issued and outstanding.
The rights of the holders of our common stock and Series C Preferred Shares are governed by the Delaware General Corporation Law (the “DGCL”), our amended and restated certificate of incorporation, our amended and restated by-laws and the certificate of designations governing the Series C Preferred Shares.
The following is a summary of the material terms of our capital stock, and is qualified in its entirety by reference to the complete text of our amended and restated certificate of incorporation, our amended and restated by-laws and the certificate of designations governing the Series C Preferred Shares, each of which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”
Common Stock
Voting Rights
Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Cumulative voting in the election of directors is not permitted. Under our amended and restated by-laws, unless otherwise provided in our amended and restated certificate of incorporation or the DGCL with respect to a specified action, matters to be voted on by stockholders are generally decided by a majority of the votes cast, except that contested elections of directors will be decided by a plurality vote. Our amended and restated by-laws provide that the presence at a stockholders’ meeting of one-third of the voting power of our outstanding stock entitled to vote at the meeting will constitute a quorum.
Dividend and Distribution Rights
Holders of outstanding shares of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends (subject to the restrictions on dividends set forth in the certificate of designations governing the Series C Preferred Shares). As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. In the event of our liquidation, dissolution, or winding up of our affairs, holders of our common stock will be entitled to receive ratably our net assets available to the stockholders.
Preemptive, Conversion and Redemption Rights
Holders of our outstanding common stock have no conversion or redemption rights. In addition, holders of our common stock have no preemptive rights under the DGCL. However, Total Delaware, Inc. (“Total”) has a contractual right to purchase its pro rata portion of any new equity securities that Tellurian may issue to a third party on the same terms and conditions as such equity securities are offered and sold to such party, subject to certain exceptions. Total also has certain anti-dilution rights that will entitle it to purchase additional shares of our common stock under certain circumstances if all or a portion of our acquisition of an interest in Driftwood Holdings LP is financed with securities convertible into our common stock. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then-existing stockholders may be diluted.
Trading Market
Our common stock is listed for trading on the Nasdaq Capital Market under the ticker symbol “TELL.” On April 27, 2020, the closing price of our common stock as reported on the Nasdaq Capital Market was $1.57 per share.

Registrar and Transfer Agent
Our registrar and transfer agent for all shares of common stock is Broadridge Corporate Issuer Solutions, Inc.
Preferred Stock Generally
Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, covering up to an aggregate of 100,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights and redemption rights.
Series C Convertible Preferred Stock
Voting Rights
Holders of the Series C Preferred Shares are entitled to one vote for each Series C Preferred Share held on matters submitted to a vote of common stockholders.
Conversion
Holders of the Series C Preferred Shares may convert all or any portion of such shares for shares of Tellurian common stock on a one-for-one basis. At any time after “Substantial Completion” of “Project 1,” each as defined in and pursuant to the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Driftwood LNG Phase 1 Liquefaction Facility, dated as of November 10, 2017, by and between Driftwood LNG LLC, a Delaware limited liability company and a subsidiary of Tellurian, and Bechtel, or at any time after March 21, 2028, Tellurian has the right, at its option, to cause not less than all of the Series C Preferred Shares to be converted into shares of Tellurian common stock on a one-for-one basis. The conversion ratio will be subject to customary anti-dilution adjustments.
Dividends
The Series C Preferred Shares do not have dividend rights. Tellurian will be prohibited from paying dividends on its common stock so long as the Series C Preferred Shares remain outstanding.
Liquidation
In the event of any liquidation, dissolution or winding up of the affairs of Tellurian (a “Liquidation Event”), after payment or provision for payment of the debts and other liabilities of Tellurian, holders of the Series C Preferred Shares will be entitled to receive the greater of (i) an amount in cash equal to $8.16489 per share and (ii) the amount that would be received by the holders of the Series C Preferred Shares had such holders converted those shares into Tellurian common stock immediately prior to the Liquidation Event.
Priority
So long as any Series C Preferred Shares remain outstanding, Tellurian may not, without the consent of the holders of at least a majority of the Series C Preferred Shares, authorize the issuance of any class of shares that is pari passu with or senior to the Series C Preferred Shares in the payment of dividends or the distribution of assets following a Liquidation Event, except in limited circumstances.
Anti-Takeover Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws
Our amended and restated certificate of incorporation and amended and restated by-laws also contain provisions that we describe in the following paragraphs, which may delay, defer, discourage, or prevent a change in control of us, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders’ shares.
Among other things, our amended and restated certificate of incorporation and amended and restated by-laws:
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divide our board of directors into three classes serving staggered three-year terms, which could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors;

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provide that all vacancies on the board of directors, including newly created directorships, will, except as otherwise required by law, be filled by the vote of a majority of directors then in office;

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provide our board of directors with the ability to authorize currently undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences designated by the board that could have the effect of impeding the success of any attempt to change control of us;

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establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days, and not more than 120 days, prior to the first anniversary of the prior year’s annual meeting (or, in the case of a special meeting, not less than 90 days or more than 120 days prior to the date of the meeting). Our amended and restated by-laws specify the information that must be included in a stockholder’s notice. These requirements may prevent stockholders from bringing matters before the stockholders at an annual or special meeting;

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provide that stockholders may not act by written consent in lieu of a meeting unless the action, and the taking of such action by written consent, has been approved in advance by the board of directors;

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provide that stockholders are not permitted to call special meetings of stockholders. Only our chairman of the board, president, and the board of directors are permitted to call a special meeting of stockholders; and

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provide that our board of directors may alter, amend, or repeal our by-laws or approve new by-laws without further stockholder approval, and provide that a stockholder amendment to the by-laws requires a favorable vote of two-thirds of the voting power of all outstanding voting stock.

Anti-Takeover Provisions of Delaware Law
We are subject to the anti-takeover provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
Section 203 defines a “business combination” as a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within the three prior years did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is subject to the three-year moratorium unless:
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our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained that status;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or
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the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

These provisions may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including by discouraging takeover attempts that might result in a premium over the market price for the shares of our stock and that are favored by the holders of a majority of our then-outstanding stock.
DESCRIPTION OF OUR WARRANTS
The following is a summary of the general terms of any warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which will be described in an accompanying prospectus supplement. Such warrant agreement, together with the warrant certificate, will be filed with the SEC in connection with the offering of the specific warrants.
We may issue warrants for the purchase of common stock, preferred stock or any combination thereof. Warrants may be issued independently or together with any other offered securities, and may be attached to or separate from any offered securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into an agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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the price at which the securities issuable upon exercise of such warrants may be acquired;

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the dates on which the right to exercise such warrants will commence and expire;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any; and

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any other terms of such warrants, including terms, procedures, and limitations relating to the exchange or exercise of such warrants.

Exercise of Warrants
Each warrant will entitle its holder to purchase the number of shares of common stock, preferred stock or combination thereof at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise describe in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will describe in the applicable prospectus supplement the place or places where, and the manner in which, warrants may be exercised. We will set forth on the reverse side of the applicable warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.
Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining unexercised warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, such holder’s warrants.
Prior to the exercise of any warrants to purchase the purchased securities, holders of the warrants will not have any of the rights of holders of the common stock or the preferred stock, as applicable, purchasable upon exercise, including the right to vote or to receive any payments of dividends, as applicable.
DESCRIPTION OF OUR UNITS
We may issue units comprised of one or more securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as described in the prospectus supplement relating to units being offered. The prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer, or exchange of the units;

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a discussion of material federal income tax considerations, if applicable; and

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whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not contain all of the provisions of those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the form of the relevant unit agreements, which will be filed with the SEC in connection with the offering of units and will be available as described under the heading “Where You Can Find More Information.”
The applicable provisions described in this section, as well as those described under “Description of Our Capital Stock” and “Description of Our Warrants” above and “Description of Our Debt Securities” below, will apply to each unit and to each security included in each unit, respectively.
DESCRIPTION OF OUR DEBT SECURITIES
We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between the Company and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
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the title of the series;

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the aggregate principal amount;

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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

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any limit on the aggregate principal amount;

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the date or dates on which principal is payable;

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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

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the date or dates from and on which interest, if any, will be payable and any regular record date for the interest payable;

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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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the denominations in which such debt securities may be issuable, if $1,000 or other than a denomination of $1,000, or any integral multiple of that number;

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whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

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the currency of denomination;

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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

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any covenants applicable to such debt securities;

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the provisions, if any, relating to any collateral provided for such debt securities;

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any events of default;

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the terms and conditions, if any, for conversion into or exchange for shares of common stock;

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any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents;

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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company; and

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any other material terms of such debt securities.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
LEGAL MATTERS
Davis Graham & Stubbs LLP of Denver, Colorado, has provided its opinion on the validity of the securities offered by this prospectus. If legal matters in connection with offerings made under this prospectus are acted on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement to the extent required.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Tellurian’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and the related financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
Certain information contained in the documents we include herein and incorporate by reference into this prospectus with respect to the Company’s oil and gas reserves is derived from the reports of Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm, and has been included and incorporated by reference into this prospectus upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

$50,000,000
Tellurian Inc.
8.25% Senior Notes due 2028

PROSPECTUS SUPPLEMENT
November 5, 2021

Book-Running Managers
B. Riley SecuritiesLadenburg ThalmannWilliam Blair
Lead Manager
EF Hutton,
division of Benchmark Investments, LLC
Co-Managers
Aegis Capital Corp.	Boenning & Scattergood	Colliers Securities LLC
Newbridge Securities Corporation	Revere Securities LLC
Wedbush Securities	Ziegler